EXHIBIT 99.1

CVR Energy Reports 2014 First Quarter Results
And Announces Cash Dividend of 75 Cents Per Share

•	Record quarterly combined crude throughput of 201,902 barrels per day for the petroleum subsidiary

SUGAR LAND, Texas (May 1, 2014) - CVR Energy, Inc. (NYSE: CVI) today announced first quarter 2014 net income of $126.7 million, or $1.46 per diluted share, on net sales of $2,447.4 million, compared to net income of $165.0 million, or $1.90 per diluted share, on net sales of $2,352.4 million for the 2013 first quarter.

First quarter 2014 adjusted EBITDA, a non-GAAP financial measure, was $154.1 million, compared to first quarter 2013 adjusted EBITDA of $286.6 million.

“CVR Energy’s first quarter results were driven by the solid financial and operational performance of our petroleum and nitrogen fertilizer subsidiaries,” said Jack Lipinski, CVR Energy’s chief executive officer. “CVR Refining’s Coffeyville and Wynnewood refineries posted a record quarterly combined crude throughput rate for the quarter. At CVR Partners, realized fertilizer prices and plant operations were generally in line with the company’s expectations.”

The company also announced a first quarter 2014 cash dividend of 75 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on May 19, 2014, to stockholders of record on May 12, 2014.

Today, CVR Refining announced a 2014 first quarter cash distribution of 98 cents per common unit, and CVR Partners announced a 2014 first quarter cash distribution of 38 cents per common unit.

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported first quarter 2014 operating income of $164.6 million on net sales of $2,375.3 million, compared to operating income of $335.6 million on net sales of $2,274.0 million in the first quarter of 2013.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $15.98 in the 2014 first quarter, compared to $26.44 during the same period in 2013. Direct operating expenses per barrel sold, exclusive of depreciation and amortization, for the 2014 first quarter was $5.08, compared to $4.64 in the first quarter of 2013.

First quarter 2014 throughputs of crude oil and all other feedstocks and blendstocks totaled 214,056 bpd, compared to first quarter 2013 throughputs of crude oil and all other feedstocks and blendstocks of 204,590 bpd.

Nitrogen Fertilizers Business

The fertilizer business operated by CVR Partners, reported first quarter 2014 operating income of $23.1 million on net sales of $80.3 million, compared to operating income of $36.8 million on net sales of $81.4 million for the first quarter of 2013.

For the first quarter of 2014, average realized plant gate prices for urea ammonium nitrate (UAN) and ammonia were $253 per ton and $479 per ton, respectively, compared to $295 per ton and $663 per ton, respectively, for the same period in 2013.

CVR Partners produced 91,000 tons of ammonia and purchased an additional 22,900 tons of ammonia during the first quarter of 2014, of which 8,900 net tons were available for sale while the rest was upgraded to approximately 257,200 tons of UAN. In the 2013 first quarter, the plant produced 111,400 tons of ammonia with 30,700 net tons available for sale and the remainder upgraded to 196,200 tons of UAN.

Cash and Debt

Consolidated cash and cash equivalents, which included $413.4 million for CVR Refining and $85.9 million for CVR Partners, was $962.1 million at March 31, 2014. Consolidated total debt was $675.9 million at March 31, 2014. The company had no debt exclusive of CVR Refining’s and CVR Partners’ debt.

First Quarter 2014 Earnings Conference Call

CVR Energy previously announced that it will host its first quarter 2014 Earnings Conference Call for analysts and investors on Thursday, May 1, at 2:30 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=98962. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for 14 days at http://www.videonewswire.com/event.asp?id=98962. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13580567.

# # #

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own a majority of the common units representing limited partner interests of CVR Refining and CVR Partners.

For further information, please contact:

Investor Relations:
Jay Finks
CVR Energy, Inc.
913-982-0481
InvestorRelations@CVREnergy.com

Media Relations:
Angie Dasbach
CVR Energy, Inc.
281-207-3550
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended March 31,
	2014	2013
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$2,447.4	$2,352.4
Cost of product sold	2,076.9	1,813.6
Direct operating expenses	123.4	108.5
Selling, general and administrative expenses	26.3	28.4
Depreciation and amortization	37.3	34.2
Operating income	183.5	367.7
Interest expense and other financing costs	(10.1)	(15.4)
Interest income	0.2	0.3
Gain (loss) on derivatives, net	109.4	(20.0)
Loss on extinguishment of debt	—	(26.1)
Other income, net	0.1	—
Income before income tax expense	283.1	306.5
Income tax expense	69.4	93.8
Net income	213.7	212.7
Net income attributable to noncontrolling interest	87.0	47.7
Net income attributable to CVR Energy stockholders	$126.7	$165.0

Basic earnings per share	$1.46	$1.90
Diluted earnings per share	$1.46	$1.90
Dividends declared per share	$0.75	$5.50

Adjusted EBITDA*	$154.1	$286.6
Adjusted net income*	$81.9	$156.8
Adjusted net income, per diluted share*	$0.94	$1.81

Weighted-average common shares outstanding:
Basic	86.8	86.8
Diluted	86.8	86.8

	March 31, 2014	December 31, 2013
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$962.1	$842.1
Working capital	1,286.3	1,230.2
Total assets	3,869.9	3,665.8
Total debt, including current portion	675.9	676.2
Total CVR stockholders' equity	1,250.1	1,188.6

	Three Months Ended March 31,
	2014	2013
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$281.3	$278.3
Investing activities	(61.9)	(63.7)
Financing activities	(99.4)	(69.8)
Net cash flow	$120.0	$144.8

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in the Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of the Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with the crude oil gathering and pipeline systems. Effective with its initial public offering on January 23, 2013, our Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as the general partner. Detailed operating results for the Petroleum segment for the quarter ended March 31, 2014 are included in CVR Refining’s press release dated May 1, 2014 . The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) in which we own a majority interest as well as the general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer. Detailed operating results for the Nitrogen Fertilizer segment for the quarter ended March 31, 2014 are included in CVR Partners’ press release dated May 1, 2014 .

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended March 31, 2014
Net sales	$2,375.3	$80.3	$(8.2)	$2,447.4
Cost of product sold	2,063.3	21.7	(8.1)	2,076.9
Direct operating expenses	99.2	24.2	—	123.4
Selling, general & administrative	18.7	4.6	3.0	26.3
Depreciation and amortization	29.5	6.7	1.1	37.3
Operating income (loss)	$164.6	$23.1	$(4.2)	$183.5

Capital expenditures	$57.9	$3.4	$0.6	$61.9

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended March 31, 2013
Net sales	$2,274	$81.4	$(3)	$2,352.4
Cost of product sold	1,805.8	10.6	(2.8)	1,813.6
Direct operating expenses	86	22.6	(0.1)	108.5
Selling, general & administrative	18.6	5.6	4.2	28.4
Depreciation and amortization	28	5.8	0.4	34.2
Operating income (loss)	$335.6	$36.8	$(4.7)	$367.7

Capital expenditures	$44.6	$18.1	$1.0	$63.7

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
March 31, 2014
Cash and cash equivalents	$413.4	$85.9	$462.8	$962.1
Total assets	2,769.4	592.6	507.9	3,869.9
Long-term debt, including current portion	582.4	125.0	(31.5)	675.9

December 31, 2013
Cash and cash equivalents	$279.8	$85.1	$477.2	$842.1
Total assets	2,533.3	593.5	539.0	3,665.8
Long-term debt, including current portion	582.7	125.0	(31.5)	676.2

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operated by CVR Refining, LP, of which we own a majority interest and serve as general partner, and the Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Petroleum segment for the quarter ended March 31, 2014 are included in CVR Refining’s press release dated May 1, 2014 .

	Three Months Ended March 31,
	2014	2013
	(in millions)
Petroleum Segment Summary Financial Results:
Net sales	$2,375.3	$2,274.0
Cost of product sold	2,063.3	1,805.8
Direct operating expenses	99.2	86.0
Selling, general and administrative expenses	18.7	18.6
Depreciation and amortization	29.5	28.0
Operating income	164.6	335.6
Interest expense and other financing costs	(8.7)	(14.2)
Interest income	0.1	0.1
Gain (loss) on derivatives, net	109.4	(20)
Loss on extinguishment of debt	—	(26.1)
Income before income tax expense	265.4	275.4
Income tax expense	—	—
Net income	$265.4	$275.4

Refining margin*	$312.0	$468.2
Gross profit*	$183.3	$354.2
Refining margin adjusted for FIFO impact*	$290.4	$463.5
Adjusted Petroleum EBITDA*	$194.1	$309.9

	Three Months Ended March 31,
	2014	2013

Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$17.17	$26.71
FIFO impact (favorable) unfavorable	(1.19)	(0.27)
Refining margin adjusted for FIFO impact*	15.98	26.44
Gross profit*	10.09	20.20
Direct operating expenses expenses	5.46	4.91
Direct operating expenses per barrel sold	$5.08	$4.64
Barrels sold (barrels per day)	217,186	205,875

	Three Months Ended March 31,
	2014		2013
Petroleum Segment Summary Refining Throughput and Production Data (bpd):
Throughput:
Sweet	178,253	83.3%	156,725	76.6%
Medium	3,047	1.4%	14,757	7.2%
Heavy sour	20,602	9.6%	23,334	11.4%
Total crude oil throughput	201,902	94.3%	194,816	95.2%
All other feedstocks and blendstocks	12,154	5.7%	9,774	4.8%
Total throughput	214,056	100.0%	204,590	100.0%

Production:
Gasoline	104,452	48.5%	98,184	47.8%
Distillate	88,901	41.2%	83,841	40.8%
Other (excluding internally produced fuel)	22,093	10.3%	23,543	11.4%
Total refining production (excluding internally produced fuel)	215,446	100.0%	205,568	100.0%

Product price (dollars per gallon):
Gasoline	$2.66		$2.82
Distillate	3.00		3.11

	Three Months Ended March 31,
	2014	2013
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$98.61	$94.36
Crude Oil Differentials:
WTI less WTS (light/medium sour)	5.58	6.33
WTI less WCS (heavy sour)	20.87	27.26
NYMEX Crack Spreads:
Gasoline	18.12	31.24
Heating Oil	27.95	33.43
NYMEX 2-1-1 Crack Spread	23.04	32.33
PADD II Group 3 Basis:
Gasoline	(4.87)	(7.57)
Ultra Low Sulfur Diesel	(1.94)	2.09
PADD II Group 3 Product Crack:
Gasoline	13.25	23.66
Ultra Low Sulfur Diesel	26.01	35.52
PADD II Group 3 2-1-1	19.63	29.59

	Three Months Ended March 31,
	2014	2013
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,572.3	$1,492.6
Cost of product sold	1,358.8	1,195.1
Refining margin*	213.5	297.5
Direct operating expenses	53.3	52.2
Depreciation and amortization	18.0	17.5
Gross profit*	$142.2	$227.8

Refining margin adjusted for FIFO impact*	$196.9	$290.7

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$19.14	$26.73
FIFO impact (favorable) unfavorable	(1.49)	(0.61)
Refining margin adjusted for FIFO impact*	17.65	26.12
Gross profit*	12.75	20.47
Direct operating expenses	4.78	4.69
Direct operating expenses per barrel sold	$4.26	$4.33
Barrels sold (barrels per day)	139,016	133,746

	Three Months Ended March 31,
	2014		2013
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	101,856	76.3%	99,793	76.0%
Medium	1,495	1.1%	512	0.4%
Heavy sour	20,602	15.4%	23,334	17.8%
Total crude oil throughput	123,953	92.8%	123,639	94.2%
All other feedstocks and blendstocks	9,670	7.2%	7,570	5.8%
Total throughput	133,623	100.0%	131,209	100.0%

Production:
Gasoline	66,316	48.4%	62,414	46.7%
Distillate	57,825	42.2%	55,602	41.6%
Other (excluding internally produced fuel)	12,776	9.4%	15,717	11.7%
Total refining production (excluding internally produced fuel)	136,917	100.0%	133,733	100.0%

	Three Months Ended March 31,
	2014	2013
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$802.0	$780.4
Cost of product sold	704.5	610.4
Refining margin*	97.5	170.0
Direct operating expenses	45.6	33.8
Depreciation and amortization	10.0	9.3
Gross profit*	$41.9	$126.9

Refining margin adjusted for FIFO impact*	$92.5	$172.1

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$13.89	$26.55
FIFO impact (favorable) unfavorable	(0.72)	0.32
Refining margin adjusted for FIFO impact*	13.17	26.87
Gross profit	5.97	19.80
Direct operating expenses	6.49	5.29
Direct operating expenses per barrel sold	$6.48	$5.22
Barrels sold (barrels per day)	78,170	72,129

	Three Months Ended March 31,
	2014		2013
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	76,397	95.0%	56,932	77.6%
Medium	1,552	1.9%	14,245	19.4%
Heavy sour	—	—%	—	—%
Total crude oil throughput	77,949	96.9%	71,177	97.0%
All other feedstocks and blendstocks	2,484	3.1%	2,204	3.0%
Total throughput	80,433	100.0%	73,381	100.0%

Production:
Gasoline	38,136	48.6%	35,770	49.8%
Distillate	31,076	39.6%	28,239	39.3%
Other (excluding internally produced fuel)	9,317	11.8%	7,826	10.9%
Total refining production (excluding internally produced fuel)	78,529	100.0%	71,835	100.0%

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own a majority interest and serve as general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter ended March 31, 2014 are included in CVR Partners’ press release dated May 1, 2014.

	Three Months Ended March 31,
	2014	2013
	(in millions, except as noted)
Nitrogen Fertilizer Segment Financial Results:
Net sales	$80.3	$81.4
Cost of product sold	21.7	10.6
Direct operating expenses	24.2	22.6
Selling, general and administrative expenses	4.6	5.6
Depreciation and amortization	6.7	5.8
Operating income	23.1	36.8
Interest expense and other financing costs	(1.6)	(1.2)
Interest income	—	—
Other income (expense), net	—	—
Income before income tax expense	21.5	35.6
Income tax expense	—	—
Net income	$21.5	$35.6

Adjusted Nitrogen Fertilizer EBITDA*	$29.9	$43.8

	Three Months Ended March 31,
	2014	2013

Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (1)	91.0	111.4
Ammonia (net available for sale) (1)(2)	8.9	30.7
UAN	257.2	196.2

Petroleum coke consumed (thousand tons)	124.8	129.8
Petroleum coke (cost per ton)	$29	$31

Sales (thousand tons):
Ammonia	5.4	27.6
UAN	254.7	194.1

Product pricing (plant gate) (dollars per ton) (3):
Ammonia	$479	$663
UAN	$253	$295

On-stream factors (4):
Gasification	98.8%	99.5%
Ammonia	92.1%	98.8%
UAN	97.0%	92.8%

Market Indicators:
Ammonia - Southern Plains (dollars per ton)	$441	$696
UAN - Mid Cornbelt (dollars per ton)	$332	$378
_______________
Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

(1)    Gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. As a result of the completion of the UAN expansion project in February 2013, the Nitrogen Fertilizer segment now expects to upgrade substantially all of the ammonia they produce into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)    In addition to the produced ammonia, the Nitrogen Fertilizer segment acquired approximately 22,900 tons of ammonia during the three months ended March 31, 2014.

(3) Plant gate sales per ton represent net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(4)    On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency. Excluding the impact of the UAN expansion coming on-line, the on-stream factors for the three months ended March 31, 2013 would have been 99.5% for gasifier, 98.8% for ammonia and 98.3% for UAN.

Use of Non-GAAP Financial Measures

To supplement the Company's actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as noted above which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

	Three Months Ended March 31,
	2014	2013
	(in millions, except per share data)
Reconciliation of Net Income to Adjusted Net Income:
Net Income before income tax expense	$283.1	$306.5
Adjustments:
FIFO impact (favorable) unfavorable	(21.6)	(4.7)
Share-based compensation	4.1	6.0
Loss on extinguishment of debt	—	26.1
(Gain) loss on derivatives, net	(109.4)	20.0
Current period settlement on derivative contracts (1)	21.1	(52.5)
Adjusted net income before income tax expense and noncontrolling interest	177.3	301.4
Adjusted net income attributable to noncontrolling interest	(55.3)	(56.1)
Income tax expense, as adjusted	(40.1)	(88.5)
Adjusted net income attributable to CVR Energy stockholders	$81.9	$156.8

Adjusted net income per diluted share	$0.94	$1.81

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between the Petroleum segment's net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold at which they are able to sell refined products. Our calculation of refining margin may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate the Petroleum segment's ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between the Petroleum segment's net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold (taking into account the impact of the utilization of FIFO) at which they are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. Under the FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Gross profit is calculated as the difference between the Petroleum segment's net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit per crude throughput barrel is calculated as gross profit as derived above divided by the refineries’ crude oil throughput volumes for the respective periods presented. Gross profit is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating the refineries’ performance and the Petroleum segment's ongoing operating results. Our calculation of gross profit may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, loss on disposition of fixed assets, (gain) loss on derivatives, net, current period settlements on derivative contracts and loss on extinguishment of debt. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended March 31, 2014 and 2013 :

	Three Months Ended March 31,
	2014	2013
	(in millions)
Net income attributable to CVR Energy stockholders	$126.7	$165.0
Add:
Interest expense and other financing costs, net of interest income	9.9	15.1
Income tax expense	69.4	93.8
Depreciation and amortization	37.3	34.2
EBITDA adjustments included in noncontrolling interest	(15.0)	(8.0)
EBITDA	228.3	300.1
Add:
FIFO impacts (favorable) unfavorable	(21.6)	(4.7)
Share-based compensation	4.1	6.0
(Gain) loss on derivatives, net	(109.4)	20.0
Current period settlement on derivative contracts (1)	21.1	(52.5)
Loss on extinguishment of debt	—	26.1
Adjustments included in noncontrolling interest	$31.6	$(8.4)
Adjusted EBITDA	$154.1	$286.6

Petroleum and Nitrogen Fertilizer EBITDA and Adjusted EBITDA . EBITDA by operating segment represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA by operating segment represents EBITDA by operating segment adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; major scheduled turnaround expenses; loss on extinguishment of debt; loss on disposition of fixed assets; (gain) loss on derivatives, net; and current period settlements on derivative contracts. We present Adjusted EBITDA by operating segment because it is the starting point for CVR Refining’s and CVR Partners' calculation of available cash for distribution. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance. Management believes that Adjusted EBITDA by operating segment enables investors to better understand CVR Refining’s and CVR Partners' ability to make distributions to their common unitholders, helps investors evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance. Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the Petroleum and Nitrogen Fertilizer segments for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
	(in millions)
Petroleum:
Petroleum net income	$265.4	$275.4
Add:
Interest expense and other financing costs, net of interest income	8.6	14.1
Income tax expense	—	—
Depreciation and amortization	29.5	28.0
Petroleum EBITDA	303.5	317.5
Add:
FIFO impacts (favorable), unfavorable	(21.6)	(4.7)
Share-based compensation, non-cash	0.5	3.5
(Gain) loss on derivatives, net	(109.4)	20.0
Current period settlements on derivative contracts (1)	21.1	(52.5)
Loss on extinguishment of debt	—	26.1
Adjusted Petroleum EBITDA	$194.1	$309.9

	Three Months Ended March 31,
	2014	2013
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer net income	$21.5	$35.6
Add:
Interest expense, net	1.6	1.2
Income tax expense	—	—
Depreciation and amortization	6.7	5.8
Nitrogen Fertilizer EBITDA	$29.8	$42.6
Add:
Share-based compensation, non-cash	0.1	1.2
Adjusted Nitrogen Fertilizer EBITDA	$29.9	$43.8

(1)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Derivatives Summary . The Petroleum segment enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the refineries’ crude oil purchases and the refined products the refineries produce for sale. Through these swaps, the Petroleum segment will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Petroleum segment holds various NYMEX positions through a third-party clearing house.

The table below summarizes the Petroleum segment's open commodity swap positions as of March 31, 2014 . The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Petroleum segment has locked in differentials at the fixed prices noted below. As of March 31, 2014 , the open commodity swap positions below were comprised of approximately 72.2% for distillate crack swaps and 27.8% for gasoline crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
Second Quarter 2014	5,175,000	$28.39
Third Quarter 2014	6,000,000	26.78
Fourth Quarter 2014	5,100,000	27.25

First Quarter 2015	525,000	32.09
Second Quarter 2015	975,000	30.20
Third Quarter 2015	150,000	29.83
Fourth Quarter 2015	150,000	29.83

Total	18,075,000	$27.76
____________________

(1)	Weighted-average price of all positions for period indicated.